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                        MASTER EQUIPMENT LEASE AGREEMENT

Agreement No. 1970                                 Dated as of December 13, 1999

                                     between

                            GATX CAPITAL CORPORATION
                       Four Embarcadero Center, Suite 2200
                             San Francisco, CA 94111

                                    as Lessor

                                       and

                          e.SPIRE COMMUNICATIONS, INC.
                             a Delaware corporation
                    131 National Business Parkway, Suite 100
                       Annapolis Junction, Maryland 20701

                                    as Lessee

                        LESSOR'S COMMITMENT: $10,413,775

Initial Rent Factor:     5.733% quarterly            Initial Lease Term: 6 years

Treasury Base Rate       5.72%                    Treasury Note Maturity 6 years

Initial Implicit Rate    12.00%

Eligible Equipment:      Not less than four (2) Lucent Technologies, Inc. 5ESS
                         Switches, including host switches, remote modules together with peripheral equipment, system software and upgrades thereto, fiber optic connections to local tandems, installation costs, and other related telecommunications networking equipment acceptable to
                         Lessor.

         The terms and information set forth on this cover page are a part of the MASTER EQUIPMENT LEASE AGREEMENT, dated as of the date first written above (this "Lease"), entered into by and between GATX CAPITAL CORPORATION ("Lessor") and the Lessee set forth above, the terms and conditions of which are as follows:
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         LESSOR'S OBLIGATIONS UNDER THIS LEASE AND EACH SCHEDULE ARE SUBJECT TO
THE PRIOR SATISFACTION OF THE CONDITIONS SET FORTH ON RIDER I HERETO.

         1. DEFINITIONS: Unless otherwise defined in this Lease (which term shall include the cover page, any Rider, any Exhibit or any Schedule hereto), capitalized terms shall have the following meanings:

         "Commitment Termination Date" means the earlier of (i) the first anniversary of the earlier of (A) the date of first funding of a Schedule hereunder or (B) the same day of the month as the date hereof occurring in the third (3rd) month after the date hereof, or (ii) the same day of the month as the date hereof occurring in the sixth (6th) month after the date hereof if no Schedule shall have been funded by such date; provided, however, that if a specific installation of Equipment has been identified prior to the date that would otherwise be the Commitment Termination Date, the Commitment Termination Date shall be extended once for not more than three (3) months.

         "Delivery Date" means, with respect to any Schedule, the date first set forth on such Schedule.

         "EBITDA" means, for any period, the consolidated net income (loss) of Lessee and its subsidiaries (excluding extraordinary gains and non-cash extraordinary losses) for the period, plus interest expense, tax expense, depreciation and amortization for the period, determined in accordance with generally acceptable accounting principles.

         "Eligible Equipment" means Equipment of the types listed following such term on the cover page of this Lease to the extent acceptable to Lessor.

         "Environmental Law" means the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Materials or other hazardous, toxic or dangerous waste, constituent, or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

         "Equipment" means all Units listed in any Schedule together with all replacement parts, additions, accessions and accessories to such Units.

         "Event of Default" shall have the meaning set forth in Section 12 hereof.

         "GATX II-A Lease" means the Master Equipment Lease Agreement, dated as of the date hereof, between Lessee and GATX Telecom Investors II-A, L.L.C.

         "Hazardous Material" means any hazardous or toxic substance, material, pollutant or waste which is regulated by any Federal, state or local governmental authority.

         "Implicit Rate" means, with respect to a Schedule, an implicit interest rate used in calculating the Rent Factor applicable to such Schedule, calculated as set forth in Section 3(b) of this Lease.

         "Initial Implicit Rate" means the implicit interest rate set forth following such term on the cover page of this Lease.


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         "Initial Lease Term" means the period of months set forth following such term on the cover page of this Lease.

         "Initial Rent Factor" means the Rent Factor set forth following such term on the cover page of this Lease calculated using the Initial Implicit Rate.

         "Interim Rental Payment" shall have the meaning set forth in Section 3(a) of this Lease.

         "Lessor's Commitment" means the maximum amount that Lessor may be obligated to fund under the Lease, which amount is set forth opposite such term on the cover page of this Lease; provided, however, that Lessor's obligation to fund any amount in excess of $15,000,000 is subject to Lessee having closed a sale after the date hereof of its non-redeemable equity securities having net proceeds to Lessee of not less than $100,000,000.

         "Lessor's Cost" means, with respect to a Unit of Equipment, the total cost to Lessor of purchasing such Unit, as indicated on the applicable Schedule.

         "Material Adverse Change" means either (a) as of the end of any fiscal quarter of Lessee, any negative variance of actual EBITDA for such quarter of greater than 20% from the mutually agreed upon forecasted EBITDA for such quarter (as set forth in the projections of Lessee dated as of August 2, 1999), or (b) as of the end of any fiscal quarter of Lessee, any negative variance of actual cumulative EBITDA for the period beginning on the first day of the fiscal quarter during which this Lease is executed of greater than 10% from the mutually agreed upon forecasted EBITDA for such period (as set forth in the projections of Lessee dated as of August 2, 1999).

         "Rent Commencement Date" shall have the meaning, with respect to any Schedule, set forth in Section 3(a) of such Schedule.

         "Rent Factor" means, with respect to a Schedule, the rent factor calculated using the Implicit Rate applicable on the date of preparation of such Schedule.

         "Rental Payment" means, for any Schedule, the quarterly rent payment for the Units identified in such Schedule.

         "Schedule" or "Schedule No." means a schedule in the form of Exhibit D to this Lease identifying this Lease and incorporating this Lease by reference, which is executed by both parties hereto.

         "Stipulated Loss Value" shall have the meaning set forth in Section 11(e).

         "Term" means the Initial Lease Term, together with any renewal or extension thereof.

         "Termination Value" means that percentage of Lessor's Cost of the affected Unit(s) set forth in the table attached to the applicable Schedule as Annex C opposite the Rental Payment date next following the event giving rise to Lessee's obligation to pay Termination Value.

         "Treasury Base Rate" means the interest rate set forth following such term on the cover page of this Lease.

         "Treasury Note Maturity" means the period set forth following such term on the cover page of this Lease.


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         "Unit" means an item of Equipment.

         2. LEASE: Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the Equipment described in each Schedule on the terms and subject to the conditions specified herein and therein. Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee incorporating the terms of this Lease. Lessor's obligation to fund Schedules under this Lease shall terminate on the Commitment Termination Date; provided, however, that if the event in either clause (i) or clause (ii) of the definition of Commitment Termination Date shall occur and Lessee shall have ordered additional Equipment prior to such date and identified the specific installation of such Equipment in writing to Lessor, then the Commitment Termination Date shall be extended by three months. Lessor may, in its sole discretion, terminate its commitment herein to fund the Lessor's Commitment or any unfunded portion thereof at any time if: (a) there is any Material Adverse Change, or (b) any Event of Default exists. Lessor shall have no obligation to fund any Schedule if any term or condition in such Schedule is not satisfied by the Delivery Date of such Schedule. This Lease, and Lessee's obligation to pay all rent and other sums hereunder, shall constitute a "finance lease" under the California Uniform Commercial Code ("UCC") and shall be absolute and unconditional, and shall not be subject to, and Lessee hereby waives any right of or to, abatement, reduction, set-off, defense or counterclaim. Lessee waives any and all rights and remedies conferred upon Lessee by UCC Sections 10508 through 10522, including (without limitation) Lessee's rights to (i) cancel or repudiate this Lease, (ii) reject or revoke acceptance of the leased property, (iii) recover damages from Lessor for breach of warranty or for any other reason, (iv) claim a security interest in any rejected property in Lessee's possession or control,
(v) deduct from Rental Payments all or any part of any claimed damages resulting from Lessor's default under this Lease, (vi) accept partial delivery of the Equipment, (vii) "cover" by making any purchase or lease of other property in substitution for property due from Lessor, (viii) recover from the Lessor any general, special, incidental or consequential damages, for any reason whatsoever, and (ix) seek specific performance, replevin or the like for any of the Equipment. Lessee acknowledges that it has received and approved the terms of the agreements with the vendors under which Lessor will, subject to the terms and conditions of this Lease, purchase the Units. The Units shall be leased for commercial purposes only, and not for consumer, personal, home or family purposes.

         3. TERM AND RENTALS: THIS LEASE SHALL BE EFFECTIVE UPON EXECUTION AND DELIVERY HEREOF by Lessee and Lessor. (a) The Initial Lease Term for each Schedule shall commence upon the Rent Commencement Date set forth in such Schedule. For the Initial Lease Term of such Schedule, Lessee agrees to pay Lessor aggregate rentals equal to the number of quarters in the Initial Lease Term of such Schedule multiplied by the amount of the Rental Payment specified in such Schedule. In addition, for the period from the Delivery Date of each Schedule until such Schedule's Rent Commencement Date, Lessee shall pay an interim rental ("Interim Rental Payment") equal to the product of (i) the total annual rental for the first year of the Initial Lease Term of such Schedule divided by 365 and (ii) the actual number of days between the Delivery Date and the Rent Commencement Date, including the Delivery Date but excluding the Rent Commencement Date. The Interim Rental Payment shall be payable as set forth in each Schedule to this Lease. Lessor will make reasonable efforts to send Lessee invoices for Rental Payments, but the failure to do so or the incorrectness of any invoice will not relieve Lessee of its obligation to pay all amounts, including Rental Payments, due under this Lease. The Interim Rental Payment for each Schedule is due on the Delivery Date for such Schedule and the remaining Rental Payments are due commencing on the Rent Commencement Date (which shall be the first day of a calendar month) and thereafter on the first day of each succeeding three-month period of the Term, or as specified in the applicable Schedule. Any overdue payments shall accrue interest at a rate per annum equal to the highest implicit interest rate for any Schedule plus 2%, or the highest lawful rate, whichever is less. Any amount which is due and payable on a day which is not a business day shall be payable on the next succeeding business day. (b) The Rent Factor will be calculated for each Schedule based on a basis point for basis point adjustment (if any) to the Initial Implicit Rate (applicable to the type of Equipment being funded under such Schedule) equal to any increase from the


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initial Treasury Base Rate in the U.S. Treasury note rate for notes of a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal dated the fifth Business Day prior to funding. (c) It is not the intent of the parties to create rent or other payment obligations of Lessee which will be considered usurious under applicable law. However, if any such payment shall be found to be usurious by a court of competent jurisdiction, then Rental Payments or such other amounts shall automatically be reduced to the highest rate or amounts permitted by applicable law and the usurious portion of the Rental Payments or such other amounts shall be applied to the Lessee's remaining obligations under the Lease in a manner reasonably determined by Lessor. If Lessee retains possession of any Unit after the expiration or termination of this Lease, Rental Payments shall continue to be paid with respect to such Unit at the rate set forth in Section 3(a) of the Schedule relating to such Unit until all obligations of Lessee under this Lease relating to such Unit, including, without limitation, Rental Payments and payments due under Section 4 of this Lease, have been satisfied. This Lease may only be terminated as expressly provided herein.

         4. OPTIONS AT END OF INITIAL LEASE TERM:

                  (a) Provided that the Lease has not been terminated and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing (in the case of clauses (i) and (ii) below only), not more than 180 days and not less than 90 days prior to the expiration of the Initial Lease Term of the Units which are subject to each Schedule, by written notice to Lessor, Lessee shall irrevocably elect one of the following options in clauses (i), (ii) or (iii) below:

                      (i) Lessee's Option to Renew: At the expiration of the Initial Lease Term of a Schedule, Lessee may elect to renew the Lease with respect to any or all of the Units under such Schedule for not less than twelve
(12) months or the remainder of a Unit's remaining useful life if shorter, for a rent equal to the "Fair Rental Value" (as defined in Section 4(b) below) of such Units for such additional period, which rent shall be paid quarterly in advance.

                      (ii) Lessee's Option to Purchase: At the expiration of the Initial Lease Term of a Schedule or any renewal or extension thereof, Lessee may elect to purchase any or all of the Units under such Schedule to the Lease for a purchase price equal to the "Fair Market Value" (as defined in Section 4(b) below) thereof as of the end of the Initial Lease Term of such Schedule plus any applicable sales or other transfer tax.

                      (iii) Lessee's Option to Return: At the expiration of the Initial Lease Term of a Schedule, Lessee may elect to return all, but not less than all, of the Units subject to such Schedule in accordance with Section 6(c). At the expiration of the Initial Lease Term of any such Schedule, assuming Lessee returns the Equipment, Lessee shall pay to Lessor a remarketing fee equal to five percent of the original Lessor's Cost of the Units subject to such Schedule.

If none of the foregoing options is duly exercised by Lessee, this Lease shall be renewed at the rental in effect immediately prior to the renewal with respect to all Units covered by the applicable Schedule from the expiration date of the Initial Lease Term of such Schedule on a quarter to quarter basis. Lessee may terminate any such extended term on 90 days' written notice to Lessor and shall along with such notice elect one of the options in clauses (i), (ii) or (iii) above.

                  (b) Fair Market Value or Fair Rental Value, as the case may be, shall be determined on the basis of and shall be equal in amount to the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee-user (other than a used equipment dealer) and an informed and willing seller or lessor under no compulsion to sell or lease, on the assumptions that: such Units (i) are being sold "in place and in use"; (ii) are free and clear of all liens and encumbrances; and (iii) are in the


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condition required upon the return of the Units under Section 9 of this Lease.
In such determination, costs of removal from the location of current use shall not be a deduction from such value(s).

                  (c) Lessor shall initially determine the Fair Market Value or Fair Rental Value within 30 days of receipt of notice of the election to purchase or renew the Lease with respect to a Unit. If Lessee does not agree with the determination of the Fair Market Value or Fair Rental Value of any Unit it may within 10 days after receipt of Lessor's determination, require that the determination be made by a certified independent appraiser paid for by Lessee and approved by both Lessor and Lessee, such approvals not to be unreasonably withheld. The appraiser shall be furnished with a letter of instruction concerning the preparation of the appraisal setting forth the guidelines specified in Section 4(b) above, together with a copy of the Lease and Schedule and, to the extent available, related purchase orders and/or invoices. The appraiser shall be instructed to make such determination within 30 days following appointment. The determination made by the appraiser shall be final and binding on both Lessor and Lessee.

                  (d) The purchase of the Units by Lessee pursuant to its option herein shall be "AS IS, WHERE IS", without recourse to or any warranty by Lessor, other than a warranty that the Units are free and clear of liens and encumbrances resulting from acts of Lessor.

         5.       WARRANTIES; INDEMNITY:

                  (a) Lessee acknowledges that it has made the selection of each Unit based upon its own judgment. LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, THOSE OF DESCRIPTION, INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE WITH RESPECT TO THE EQUIPMENT AND HEREBY DISCLAIMS THE SAME. Lessor shall have no liability for any damages, whether direct or consequential, incurred by Lessee as a result of any defect or malfunction of a Unit. Lessee agrees to look solely to the manufacturer or vendor of any defective or malfunctioning Unit for the repair or replacement of such Unit and to continue to make all Rental Payments with respect to such Unit in spite of such defect or malfunction. Lessor hereby assigns to Lessee, for and during the Term, any warranty of the manufacturer or vendor issued to Lessor with respect to any Unit.

                  (b) Lessee shall indemnify, reimburse and hold Lessor (including without limitation, each of its partners) and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including, without limitation, claims relating to environmental discharge, cleanup or compliance), and all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any Unit, damage to or loss of use of property (including, without limitation, consequential or special damages to third parties or damages to Lessee's property), or bodily injury to or death of any person (including, without limitation, any agent or employee of Lessee) (each a "Claim"), directly or indirectly relating to or arising out of the acquisition, use, lease or sublease, ownership, operation, possession, control, storage, return or condition of any Unit during the Term or in connection with the return of the Equipment in accordance with the terms of this Lease (regardless of whether such Unit is at the time in the possession of Lessee), the falsity of any non-tax representation or warranty of Lessee or Lessee's failure to comply with the terms of the Lease during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any Unit, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from


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any Unit of any Hazardous Materials, including, without limitation, any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Lessee shall not indemnify Lessor for any liability incurred by Lessor as a direct and sole result of Lessor's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Lease. Upon Lessor's written demand, Lessee shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lessor and its agents, employees, successors and assigns against any indemnified Claim described in this Section 5. Lessee shall not settle or compromise any Claim against or involving Lessor without first obtaining Lessor's written consent thereto, which consent shall not be unreasonably withheld.

         6.       TITLE, LOCATION AND RETURN:

                  (a) Lessor and Lessee hereby confirm their intent that the Equipment remain and be deemed personal property and that title thereto shall remain in Lessor. If requested at any time by Lessor, Lessee will place in a conspicuous location on each item of Equipment a notice (to be supplied by Lessor) which reads: "GATX CAPITAL CORPORATION - Owner/Lessor". Such notice shall not be removed (or if damaged such notice shall be replaced) until the Equipment is returned to Lessor or purchased by Lessee.

                  (b) Lessee may not remove the Equipment from its place of installation set forth in the applicable Schedule (i) in the case of a removal to a different state, without having given Lessor thirty (30) days' prior written notice to Lessor and executing such financing statements, instruments or other documents as Lessor may reasonably request to protect its interest in the Equipment, or (ii) in the case of a removal to a location within the same state, without giving notice to Lessor within ninety (90) days after such removal. Lessor shall have the right to inspect the Equipment during regular business hours, with reasonable notice, and in compliance with Lessee's reasonable security procedures. Lessee shall keep the Equipment free and clear of all liens and encumbrances except those created by Lessor.

                  (c) If for any reason the Equipment is to be returned to Lessor, Lessee shall, together with the written notice of return (if applicable):

                      (i) Provide Lessor a detailed inventory of all of the Units to be returned (including each major component). The inventory should include a listing of model, serial numbers for all components comprising the Equipment, circuit boards, modules and software features.

                      (ii) Provide or cause the vendors or manufacturers of the Units to provide up-to-date (1) service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto; and (2) documents detailing equipment configuration, operating requirements, diagrams, maintenance records and other technical data concerning the set-up and operation of the Units.

                      (iii) Provide to Lessor certifications from each vendor or manufacturer of a Unit that such Unit (as of the date of return) (1) has been tested and is operating in accordance with the manufacturer's specifications, together with a report detailing the condition of the Unit, the results of such test(s) or inspection(s) and all repairs that were performed as a result of such test(s) or inspection(s), (2) that the Unit qualified for the manufacturer's used equipment maintenance program, if applicable; and (3) that all component parts are in good operating condition and meet or exceed the manufacturer's minimum recommended specifications. Such certification as to qualification for the manufacturer's used equipment maintenance program, if applicable, shall be transferable to another operator of the Unit and shall permit another operator to receive a transfer of any software license and to otherwise enjoy all rights and privileges of use of the Unit as if it were the original user of the Unit.


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In addition, during the period after notice is given of a return of Units and in connection with the return, Lessee shall at its expense:

                      (i) Make the Units to be returned, to the extent they were manufactured by Lucent, available for on-site operational inspections by Lessor under power and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and other functionality of each Unit.

                      (ii) Clean and treat all Units to be returned with respect to rust, corrosion and appearance in accordance with the manufacturer's recommendation and consistent with the best practices of dealers in used equipment similar to the Units and remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Units.

                      (iii) Ensure that all Units to be returned are free of all Hazardous Materials (except to the extent that Hazardous Materials contained in Units are maintained in accordance with applicable law) and conform to all applicable local, state and federal laws, and health and safety guidelines which may be in effect at the time of return.

                      (iv) Allow Lessor the right to attempt resale of the Units at the Units' location with the Lessee's full cooperation and assistance, prior to and for a period of up to sixty (60) days after the end of the Initial Lease Term (or any extension thereof).

                      (v) At Lessor's request, provide insurance (but at Lessor's expense) and safe, secure storage for the Units for a period of up to sixty (60) days after the end of the Initial Lease Term (or any extension thereof).

                      (vi) Provide for the deinstallation, packing, transporting and certifying of the Units (as of the date of return) including, without limitation, (1) deinstallation of the Units by the vendor's or manufacturer's representative or other qualified personnel acceptable to Lessor; (2) proper packing of the Units for shipping in accordance with the vendor's or manufacturer's recommendations.

                      (vii) If applicable, provide for the professional decontamination of the Units and have the Units certified for removal and transport by appropriate authorities, in accordance with industry standards and applicable laws, rules and regulations, and consistent with the mode of transportation specified by Lessor.

                      (viii) Ship the Units (together with all "ship group" items such as cables, manuals, circuit packs and other accessories) to not more than two (2) locations anywhere in the continental United States selected by Lessor and provide for a policy of transit insurance covering such shipment with Lessor named as loss payee thereof.

         7. SUBLEASE, ASSIGNMENT: Lessee acknowledges and agrees that Lessor may, subject to the terms of this Lease, sell, assign, grant a security interest in, or otherwise transfer all or any part of its rights, title and interest in this Lease and the Equipment; provided, however, that either (i) any such transfer shall be either to an affiliate of Lessor which does not provide telecommunications services which are competitive with those services then provided by the Company or its subsidiaries, or (ii) any such transfer (A) is to an institutional investor having a tangible net worth of not less than $50,000,000 and which does not provide telecommunications services which are competitive with those services then provided by the Company or its subsidiaries, and (B) will result in Lessor retaining at least a twenty-five percent (25%) interest in each Schedule to this Lease. Upon Lessor's written notice, Lessee shall, if requested, pay directly to such assignee without abatement, deduction or set-off all amounts which become due hereunder. Lessee


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
waives and agrees it will not assert against such assignee any counterclaim or set-off in any action for rent under the Lease. Such assignee shall have and be entitled to exercise any and all rights and remedies of Lessor hereunder, and all references herein to Lessor shall include Lessor's assignee. Lessee acknowledges that such a sale, assignment, grant or transfer would neither materially change the Lessee's duties nor materially increase the burdens or risks imposed on the Lessee under this Lease. LESSEE MAY NOT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, SUBLEASE, TRANSFER, DISPOSE OF, GRANT A SECURITY INTEREST IN OR ASSIGN ITS RIGHTS IN RESPECT OF ANY UNIT OR ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE (except (x) to a subsidiary or other party so long as Lessee remains primarily liable under this Lease and each Schedule or (y) to a successor in interest to all or substantially all of the business of Lessee to which the Equipment relates, provided, that such successor has a net worth (after giving effect to the business and assets of Lessee acquired by such successor) greater than or equal to that of Lessee at the time of execution of this Lease as determined in good faith by Lessor prior to such transfer).

         8. TAXES: Lessee agrees to pay if and when due, in addition to other amounts due hereunder and under each Schedule, all fees and assessments, and all sales, use, property, excise and other taxes and charges (including all interest and penalties) (collectively "Taxes"), now or hereafter imposed by any governmental body or agency upon any of the Equipment or upon the purchase, ownership, possession, leasing, operation, use, rentals or other payments, or disposition hereunder whether payable by Lessor or Lessee (exclusive of taxes on or measured by Lessor's net income). Lessee agrees to prepare and file promptly with the appropriate offices any and all tax and similar returns required to be filed with respect thereto, or, if requested by Lessor, to notify Lessor of such requirements and furnish Lessor with all information required by Lessor so that it may effect such filing, at Lessee's expense. Any Taxes paid by or imposed on, Lessor on behalf of Lessee shall become immediately due and payable on Lessor's demand. Lessor, as owner, shall be entitled to any and all depreciation and modified cost recovery deductions provided under the Internal Revenue Code of 1986, as amended from time to time and any other such tax benefits which may now or hereafter be available to an owner of such Equipment (collectively, "Tax Benefits"). If as a result of (i) the inaccuracy or breach of any of Lessee's representations, warranties and covenants herein or in any Schedule, or (ii) the acts or failure to act of Lessee or any person claiming an interest in the Equipment through the Lessee (other than a casualty or other event described in Section 11 with respect to which Stipulated Loss Value shall have been paid by Lessee), Lessor or any of its assigns shall lose, or shall not, in its reasonable opinion, have the right to claim, or there shall be disallowed, deferred or recaptured, any portion of the Tax Benefits with respect to a Unit (a "Loss of Tax Benefits") or there shall be included in Lessor's gross income any amounts other than Rental Payments in respect of the purchase price of any Unit (an "Inclusion"), then, on and after the next succeeding Rent Payment date after written notice to Lessee by Lessor, Lessee agrees as follows: The rent for the Equipment shall, on the Rent Payment date next succeeding Lessor's written notice to Lessee of Lessor's payment of any tax payment attributable to such Inclusion or of a Loss of Tax Benefits, be increased to such amount or amounts as shall, by the end of the original term of the last Schedule to this Lease, in the reasonable opinion of Lessor, after deduction of all fees, taxes, or other charges required to be paid by Lessor in respect of the receipt of all amounts payable by Lessee to Lessor under this Section 8 under the laws of any federal, state, or local government or taxing authority in the United States, cause Lessor's after-tax yield and cash flow in respect of the Equipment to equal those which would have been realized by Lessor if Lessor had not incurred such a Loss of Tax Benefits or had such an Inclusion. If any claim or contest regarding any tax indemnity covered by this Section 8 shall arise, such claim or contest shall be addressed or conducted, at Lessee's expense, in the manner reasonably specified by Lessor. The provisions of this Section 8 shall survive the cancellation or termination of the Lease or any Schedule.

         9.       USE; MAINTENANCE; SUBSTITUTION OF EQUIPMENT:

                  (a) Lessee, at its expense, shall make all necessary site preparations and cause the Equipment to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Event of Default has occurred and is continuing, Lessee and any permitted sublessee shall have the right to quietly possess and use the Equipment as provided herein without interference by Lessor.

                  (b) Lessee, at its expense, shall maintain the Equipment in good condition, reasonable wear and tear excepted, and will comply with all laws, ordinances and regulations to which the use and operation of the Equipment may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Equipment, regardless of the cause. Lessee shall obtain and keep in effect at all times during the Term maintenance service contracts with the vendor or manufacturer of the Equipment. Each Unit of Equipment shall be brought up to the current engineering changes and software releases within ninety (90) days of the announcement of such changes or releases. All parts furnished in connection with such maintenance, repair or routine upgrades shall immediately become part of the Equipment. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Lessee with the result that no lien will attach to the Equipment. Only qualified personnel of Lessee shall operate the Equipment. The Equipment shall be used only for the purposes for which it was designed. Lessee may make improvements, modifications or additions to the Equipment; provided, that if such improvements, modifications or additions would (i) render the Equipment "limited use property"; (ii) are not capable of being removed without causing material damage to the Equipment, or (iii) would decrease the Fair Market Value, useful life or residual value of the Equipment, then Lessor's prior written consent shall be required. If any improvements, modifications or additions are to be financed, Lessor shall have the right of offer to finance the same.

                  (c) Provided that no Event of Default exists and at its expense, Lessee may elect for valid business reasons to replace a Unit of Equipment (a "Substituted Unit") with another Unit of Equipment (a "Replacement Unit"). Each Replacement Unit shall be free and clear of all liens and encumbrances, shall have a fair market value, residual value and remaining useful life equal to or greater than that of the Substituted Unit and shall be in as good an operating condition as the Substituted Unit (assuming that the Substituted Unit has been maintained in accordance with the provisions of this Agreement). Each Replacement Unit shall be in the same location as the Substituted Unit. Lessee shall give Lessor notice of such substitution within ninety (90) days of physical substitution, and in connection with such notice, Lessee shall execute and deliver to Lessor a bill of sale and an amended Annex A to the applicable Schedule with respect to each Replacement Unit, together with such documents and instruments as reasonably may be required by Lessor in connection with such substitution, including, without limitation, financing statements or amendments to financing statements to be filed at Lessee's expense. Such documentation shall include a representation by Lessee that the Replacement Units meet the requirements set forth in this Section 9(c). Upon compliance by Lessee with the provisions hereof, Lessor will transfer to Lessee, on an "AS IS, WHERE IS" basis, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Substituted Unit. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Substituted Unit and any other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in such Substituted Unit free and clear of any lien or encumbrance created by or through Lessor). Lessor shall execute and deliver to Lessee such financing statement releases or terminations as reasonably may be required in order to terminate any interest of Lessor in and to such Substituted Unit.

         10. INSURANCE: (a) Lessee shall obtain and maintain for the Term, at its own expense, (i) "all risk" insurance against loss or damage to the Equipment, (ii) commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lessor, and (iii) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lessor (as to carriers, amounts and otherwise). (b) The amount of the "all risk" insurance shall be the greater of the replacement value of the Equipment (as new) or the "Stipulated Loss Value" specified in the applicable Schedules, which amount shall be determined to Lessor's reasonable satisfaction as of each anniversary date of this Lease with the amount so determined being put into effect on the next succeeding renewal or inception date of such insurance. (c) The deductible with respect to "all-risk" insurance required by clause (b) above and product liability insurance required by clause (a) above shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder. (d) The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required by clause (a) above shall be at least $5,000,000 per occurrence. The amount of the products liability and completed operations insurance required by clause (a) above shall be at least $5,000,000 per occurrence. (e) Each "all risk" policy shall: (i) name Lessor as sole loss payee with respect to the Equipment, (ii) provide for each insurer's waiver of its right of subrogation against Lessor, and (iii) provide that such insurance
(A) shall not be invalidated by any action of, or breach of warranty by, Lessee of a provision of any of its insurance policies, and (B) shall waive set-off, counterclaim or offset against Lessor. Each liability policy shall (w) name Lessor as an additional insured in the full amount of Lessee's liability coverage limits (or the coverage limits of any successor to Lessee or such successor's parent which is providing coverage) and (x) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Lessee's insurance). All insurance policies shall (y) provide that Lessee's insurance shall be primary without a right of contribution of Lessor's insurance, if any, or any obligation on the part of Lessor to pay premiums of Lessee, and (z) shall contain a clause requiring the insurer to give Lessor at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). Lessee shall on or prior to the Delivery Date of Schedule No. 1 and prior to each policy renewal, furnish to Lessor certificates of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

         11. LOSS; DAMAGE; DESTRUCTION AND SEIZURE: (a) Lessee shall bear the risk of the Units being lost, stolen, destroyed, damaged or seized by governmental authority for any reason whatsoever at any time until the latest to occur of (i) the expiration or termination of the Term or (ii) any storage period thereafter (if Lessee controls the storage arrangements) or (iii) the return of the subject Unit to Lessor, and shall proceed diligently and cooperate fully to recover any and all damages, insurance proceeds or condemnation awards.
(b) Except as described in Section 11(c) hereof, if during the Term or the storage period thereafter (if Lessee controls the storage arrangements), any Unit shall be lost, stolen, destroyed, irreparably damaged or seized by a governmental authority for a period equal to at least the remainder of the Term, Lessor shall receive from the proceeds of insurance obtained pursuant to Section 10 hereof, from any award paid by the seizing governmental authority and, to the extent not received from the proceeds of such insurance or award or both, from Lessee, on or before the Rental Payment date next succeeding such loss, theft, destruction, damage or governmental seizure: (i) all accrued and unpaid rent in respect of such Unit including rent due on the Rental Payment date next succeeding the date of such loss or seizure if the rent is in arrears; (ii) the Stipulated Loss Value of such Unit, determined as of such Rental Payment date;
(iii) all other sums, if any, that shall have become due and payable hereunder; and (iv) interest on the foregoing at the lower of the rate per annum equal to the highest implicit interest rate for any Schedule plus 2% or the highest rate then permitted by applicable law from the due dates(s) of such payment(s) to the date of payment. On receipt by Lessor of the amount specified hereinabove with respect to each such Unit so lost, stolen, destroyed, damaged or seized, (i) this Lease shall be deemed terminated as to such Unit and rent in respect of such Unit shall be deemed abated, as of the Rental Payment date next succeeding such loss, theft, damage, destruction or seizure; and (ii) so long as no default or Event of Default has occurred and is continuing hereunder, Lessor shall on demand, transfer title to such Unit, "AS IS, WHERE IS, WITHOUT RECOURSE,

REPRESENTATION OR WARRANTY," to Lessee, or, if appropriate in Lessor's sole judgment, which judgment shall be exercised in a reasonable manner, and on prior notice to Lessee, to Lessee's insurance carrier. Any proceeds of insurance payable to Lessor pursuant to this Section 11 and Section 10 hereof received by Lessee shall be paid to Lessor promptly upon their receipt by Lessee. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 11(b), Lessor shall promptly remit to Lessee the amount in excess of the amount owed to Lessor. (c) So long as no Event of Default shall have occurred and be continuing, any proceeds of insurance obtained pursuant to Section 10 hereof received with respect to any Unit the repair of which is practical shall, at the election of Lessee, be applied either to the repair of such Unit or, upon Lessor's receipt of evidence of the repair of the Unit reasonably satisfactory to Lessor, to the reimbursement of Lessee for the cost of such repair. (d) Lessee shall promptly, but in any event within 30 days thereafter, notify Lessor in writing in reasonable detail of any loss, theft, destruction or seizure described in this
Section 11. (e) The Stipulated Loss Value payable by Lessee under this Lease shall be that percentage of Lessor's Cost of the affected Unit(s) set forth in the table attached to the applicable Schedule as Annex B opposite the Rental Payment date next following the event giving rise to Lessee's obligation to pay Stipulated Loss Value. Stipulated Loss Values and Rental Payments shall not be prorated.

         12.      EVENTS OF DEFAULT: An "Event of Default" shall occur if
Lessee: (a) fails to pay any Rental Payment, payment of Stipulated Loss Value or Termination Value when due and such failure continues for a period of five (5) business days or fails to make any other payment due hereunder and such failure continues for a period of fifteen (15) business days after written notice of such failure by Lessor; or (b) fails to perform or observe any other material covenant, condition or agreement hereunder or breaches any provision contained herein or in any other document furnished Lessor in connection herewith, and such failure or breach continues for a period of thirty (30) days after written notice by Lessor; or (c) makes any material representation or warranty herein or in any document furnished in connection herewith, which shall have been materially false or inaccurate when made; or (d) fails to maintain insurance under this Lease or otherwise required by the Lessor hereunder; or (e) shall admit in writing that it is unable to pay its debts as they become due, become insolvent or bankrupt or make an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or insolvency proceedings shall be instituted by or against Lessee (and in the case of any involuntary proceedings such proceedings are not dismissed within sixty (60) days); or (f) shall have outstanding any single indebtedness exceeding the sum of one million dollars ($1,000,000.00), or aggregate indebtedness exceeding the sum of two million dollars ($2,000,000.00), under any other lease(s) or contract(s) for the borrowing of money or on account of the deferred purchase price of property, and the maturity of such indebtedness shall be accelerated or such indebtedness shall not be paid when due; or (g) shall have rendered against it any single judgment for payment of money damages in excess of one million dollars ($1,000,000.00), or aggregate judgments for payment of money damages in excess of two million dollars ($2,000,000.00), and the same shall remain unstayed or undischarged for a period of thirty (30) days; or (h) except as is expressly permitted herein, without Lessor's prior written consent, shall have removed, parted possession with, sold transferred, encumbered, assigned or sublet any Unit of Equipment or Lessee's interest under this Lease or attempted to do any of the foregoing or shall have converted any interest of Lessor arising under this Lease or any purchase order, or resulting from the purchase of Equipment or attempted to convert any of the foregoing.

         13. REMEDIES: Upon the occurrence of any Event of Default and at any time thereafter, provided such Event of Default is then continuing (which occurrence, for purposes of clause (a)(ii)(B) below is the day Lessee shall be deemed to tender possession of the Equipment to Lessor), (a) Lessor may, in its discretion, do any one or more of the following, all of which Lessor and Lessee expressly agree are commercially reasonable under the UCC and any other applicable law: (i) terminate this Lease; (ii) declare to be immediately due and payable: (A) all unpaid rent and sums then due and payable under this Lease (other than amounts payable under clause (B) hereof, if any,) plus (B) an amount equal to the greater of the then applicable Stipulated Loss Value (which value Lessee acknowledges has a reasonable discount rate implicit therein) or the then applicable fair market value of the Equipment as determined by Lessor (and upon receipt of all such payments due under this clause (ii), Lessor shall transfer title to the Equipment to Lessee); (iii) require that Lessee return all Equipment to Lessor in accordance with Section 6 hereof; (iv) enter upon the premises where such Equipment is located and take immediate possession of and remove the same, all without liability to Lessor or its agents for such entry; (v) sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Lessee and without any duty to account to Lessee for such action or inaction or for any proceeds with respect thereto subject to applicable law; (vi) exercise any other right or remedy which may be available under the UCC or other applicable law including the right to recover damages for the breach hereof. (b) In addition, Lessee shall be liable for, and reimburse Lessor for, all reasonable and necessary attorneys' fees and other expenses incurred by Lessor as a result of the foregoing defaults, or the exercise of Lessor's remedies, including without limitation placing any Equipment in the condition required by Section 9 hereof. No remedy referred to in this Section 13 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. (c) There shall be no waiver by Lessor of any default unless in writing and such waiver shall not constitute a waiver of any other default by Lessee, or a waiver of any of Lessor's other rights. Lessee waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, re-lease or otherwise use or dispose any Unit in mitigation of the Lessor's damages or that might otherwise limit or modify any of Lessor's rights or remedies under this Lease.

         14. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS: (a) Lessee warrants and represents the following as of the date hereof: (i) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and authorized to do business in the state where the Equipment will be located; (ii) Lessee has the full corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Lease and perform the terms hereof and of each Schedule; (iii) except as set forth on Exhibit G to this Lease, there is no action, proceeding or patent claim pending or, insofar as Lessee knows, threatened against Lessee or any of its subsidiaries before any court or administrative agency which might have a materially adverse effect on the business, condition or operations of Lessee or such subsidiary; and (iv) this Lease has been and each Schedule will be duly executed and delivered by Lessee and constitute or will constitute the valid, binding and enforceable obligations of Lessee. (b) Lessee agrees that by its signature on each Schedule it shall be deemed to have warranted and represented the following as of the Delivery Date of such Schedule: (i) all of the Units being delivered on the Delivery Date of such Schedule are accurately described in Annex A attached to such Schedule, have been fully assembled and conform to all applicable performance criteria; (ii) the requirements of this Lease and of Lessor with respect to the identification of the Units have been met; and (iii) each of the representations and warranties set forth in clause (a) of this
Section 14 remains true and correct.

         15. NOTICES. All notices (and financial information required to be delivered to Lessor under Section 16(c) of this Lease) shall be addressed as follows:

         If to Lessor:

                  GATX CAPITAL CORPORATION
                  Four Embarcadero Center, Suite 2200
                  San Francisco, CA  94111
                  Attn:  Contract Administration

         If to Lessee, at the address set forth on the cover page of this Lease.

         16. MISCELLANEOUS: (a) Any notices hereunder shall be in writing and shall be deemed given when delivered personally, by private courier, by facsimile transmission or sent by certified mail, postage prepaid, addressed to the other party at its address set forth herein or to such other address as either party may designate in writing. Such notices or demands shall be deemed given upon receipt in the case of personal delivery, mailing or facsimile transmission. (b) Lessee will promptly execute and deliver to Lessor such further reasonable documents (including, but not limited to, financing statements for precautionary purposes) and take such further reasonable action (such as obtaining landlord or mortgagee's waivers), as Lessor may request in order to more effectively carry out the intent and purpose of this Lease or an assignment of Lessor's interest herein. (c) Lessee shall promptly as they become available furnish to Lessor quarterly and audited annual financial statements and such other financial information as Lessor may reasonably request from time to time. (d) This Lease constitutes the entire agreement on the subject matter hereof between the parties hereto (other than any document executed in connection herewith, including any confidentiality agreement), supersedes the provisions of any "term sheet" executed by the parties hereto and shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. (e) Any provision of the Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (f) Time is of the essence with respect to the Lease. (g) The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. (h) The language in this Lease and the related documents is to be construed as to its fair meaning and not strictly for or against any party. (i) All payments shall be paid to the address designated by Lessor in the applicable Schedule or otherwise in a writing signed by Lessor.
(j) Lessee's and Lessor's obligations hereunder shall survive the expiration and termination of the Term to the extent required for full performance and satisfaction thereof. (k) ALL MATTERS INVOLVING THE CONSTRUCTION, VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS LEASE WILL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. This Lease is being executed in the State of California and is to be performed in such State. (l) This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument; provided, however, that to the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart of this Lease or any Schedule other than the original counterparts marked "Lessor's Original Counterpart". (m) Lessee shall pay on demand (i) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the preparation, execution and delivery of, and the exercise of its duties under, this Lease and the other documents executed in connection therewith and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in connection with the enforcement or attempted enforcement of this Lease or any of the obligations under this Lease or in preserving any of Lender's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Lease or the Obligations or any bankruptcy or similar proceeding involving Lessee or any of its affiliates).

         17. AMENDMENTS, MODIFICATIONS, WAIVERS: NONE OF THE PROVISIONS OF THIS LEASE MAY BE AMENDED, MODIFIED OR WAIVED EXCEPT IN A WRITING SIGNED BY LESSOR AND LESSEE.


    INITIALS M (LESSEE)                INITIALS JP (LESSOR)

         This Lease is hereby duly executed by the parties hereto as set forth below.

LESSEE:                              LESSOR:
e.SPIRE COMMUNICATIONS, INC.         GATX CAPITAL CORPORATION


BY:  John Polchin                    BY:  Michael Liebek
    ----------------------------         ---------------------------------------
NAME (PRINT):                        NAME (PRINT):
              ------------------                   -----------------------------
TITLE:                               TITLE:  V.P. Telecom Investing
       -------------------------            ------------------------------------

      This Lease incorporates the following Riders as if set forth herein:
               Rider I, Rider II, Rider III, Rider IV and Rider V

            INITIALS     JP       (LESSEE)  INITIALS      M       (LESSOR)
                     ------------                    ------------

                                     RIDER I

                                                           TO MASTER EQUIPMENT
                                                        LEASE AGREEMENT NO. 1970
                                                        DATED December 13, 1999

                       Conditions to Lessor's Obligations

         By their initials below and on the signature page of the Master Equipment Lease Agreement referenced in the upper right corner of this page, Lessor and Lessee agree that the Lease incorporates the following terms:

         1. On or prior to the date of execution of the Lease by Lessor, Lessor shall have received in form and substance satisfactory to Lessor:

            (a) A legal opinion of Lessee's legal counsel in form and substance reasonably satisfactory to Lessor covering the matters set forth in Exhibit E hereto.

            (b) Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (A) the Certificate/Articles of Incorporation and By-Laws of Lessee (as amended to the date of the Lease) and (B) the resolutions adopted by Lessee's board of directors authorizing the execution and delivery of this Lease, the Schedules and the other documents referred to herein and the performance by Lessee of its obligations hereunder and thereunder.

            (c) A good standing certificate (including franchise tax status) with respect to Lessee from Lessee's state of incorporation, the state where Lessee's chief executive office is located and each state where Equipment is expected to be located, each dated a date reasonably close to the date of acceptance of the Lease by Lessor.

            (d) Evidence of the insurance coverage required by Section 10 of the Lease.

            (e)  All other documents as Lessor shall have reasonably requested.

         2. Prior to any funding on a Delivery Date, Lessee shall have satisfied all of the conditions set forth in the applicable Schedule.


                                     RIDER I
                                                   Initials      M      (Lessor)
                                                            -----------
                                                   Initials      JP     (Lessee
                                                            -----------

                                                                        RIDER II
                                                             TO MASTER EQUIPMENT
                                                        LEASE AGREEMENT NO. 1970
                                                        DATED December 13, 1999

                              Early Buy-Out Option

         By their initials below and on the signature page of the Master Equipment Lease Agreement referenced in the upper right corner of this page, Lessor and Lessee agree that the Lease incorporates the following terms:

         Provided that the Lease has not been terminated and that no Event of Default under the Lease or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, on the fourth anniversary of the Rent Commencement Date of each Schedule, Lessee shall have the option, exercisable by irrevocable written notice given at least 90 days but not more than 180 days in advance, to purchase all, but not less than all, of the Equipment on such Schedule for a purchase price equal to fifty-three percent (53%) of the Lessor's Cost of the Equipment subject to such Schedule. All other terms with respect to the exercise of this option shall be those applicable to the exercise of a purchase option at the end of an Initial Lease Term under the Lease.


                                    RIDER II
                                                   Initials     M       (Lessor)
                                                            -----------
                                                   Initials     JP      (Lessee)
                                                            -----------

                                                                       RIDER III
                                                             TO MASTER EQUIPMENT
                                                        LEASE AGREEMENT NO. 1970
                                                        DATED December 13, 1999

                               Termination Option

         By their initials below and on the signature page of the Master Equipment Lease Agreement referenced in the upper right corner of this page, Lessor and Lessee agree that the Lease incorporates the following terms:

         Provided that the Lease has not been terminated and that no Event of Default under the Lease or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, Lessee shall have the option, exercisable by written notice given at least 180 days in advance and only to the extent the analogous termination option in the GATX Lease has not been exercised, to terminate the Lease only with respect to up to two Lucent 5ESS-2000 switches (e.g. if the analogous termination option under the GATX Lease has been exercised as to one switch, this termination option may only be exercised as to one switch) upon the following conditions:

         1. The date of termination specified in Lessee's notice ("Early Termination Date") shall be any Rental Payment due date after the third anniversary of the Rent Commencement Date with respect to each Unit being terminated.

         2. In electing the early termination option, Lessee shall not discriminate against the Equipment leased by Lessor in favor of continuing to operate Equipment owned by Lessee. To elect the early termination option, Lessee must in good faith determine by a certified resolution of its Board of Directors delivered to Lessor that the Lucent 5ESS-2000 switches being terminated are obsolete, are surplus to Lessee's needs in a geographic market or have inadequate capacity for the specific geographic market and additional capacity cannot be obtained in such market by upgrading the switches or by adding additional switches.

         3. During the period from the notice of termination until the Early Termination Date, Lessee will use commercially reasonable best efforts on Lessor's behalf to sell the terminating Units to an unrelated third party for a sale price consented to in writing by Lessor; provided, that upon receipt of notice of early termination Lessor may simply elect to retain the Unit(s).

         4. Lessee shall pay to Lessor on the Early Termination Date an amount equal to the Termination Value of the terminating Units on the Early Termination Date, less the sale price if the Units are sold. If Lessee requests that Lessor undertake the remarketing of the terminating Units, the payment shall be equal to the Termination Value of the terminating Units on the Early Termination Date plus Qualified Remarketing Costs, less the sale price of the Units. If Lessor elects to retain any Unit, Lessee shall pay any Rental Payments with respect to such Unit due on the Early Termination Date, but no Termination Value shall be payable.


                                   RIDER III
                                                   Initials     M       (Lessor)
                                                            -----------
                                                   Initials     JP      (Lessee)
                                                            -----------

         5. The term "Remarketing Costs" shall mean all expenses incurred by Lessor in selling Units, including, without limitation, reasonable commissions and fees incurred in locating subsequent users and a financing commitment, attorneys' fees, transportation, installation, refurbishing and reconditioning charges. However, Lessor shall attempt to recover such costs from the subsequent users in lump-sum payments (not part of the monthly rental payment), in which event such reimbursed costs shall not be part of the "Remarketing Costs" payable by Lessee.


                                   RIDER III
                                                   Initials     M       (Lessor)
                                                            -----------
                                                   Initials     JP      (Lessee)
                                                            -----------

                                                                        RIDER IV
                                                             TO MASTER EQUIPMENT
                                                        LEASE AGREEMENT NO. 1970
                                                         DATED December 13, 1999

                                Funding Agreement

         By their initials below and on the signature page of the Master Equipment Lease Agreement referenced in the upper right corner of this page, Lessor and Lessee agree that the Lease incorporates the following terms:

         1. Lessee agrees that by execution of the Lease it has agreed to lease Equipment from Lessor having an aggregate Lessor's Cost of not less than thirty-one million dollars ($31,000,000) (the "Minimum Funding Amount"). If Lessee fails to meet the Minimum Funding Amount because (a) it has not requested funding of Eligible Equipment under the Lease in the amount of the Minimum Funding Amount, or (b) it has failed to satisfy any condition to any funding of Eligible Equipment (provided that for purposes of this clause (b) Lessee shall be deemed to have satisfied the conditions to funding a Schedule if Lessor does not fund the Schedule due to failure to obtain a Landlord Consent after diligent efforts to do so or if Lessor does not fund a Schedule due to the occurrence of a Material Adverse Effect), then Lessee shall pay to Lessor (i) a fee equal to one percent (1%) of the unfunded amount of Lessor's Commitment to compensate Lessor for its expenses in entering into and administering the Lease, plus (ii) an amount sufficient to compensate Lessor for its lost economic return (on an after tax basis) which results from Lessee's failure to meet the Minimum Funding Amount.



         2. Lessee further agrees to lease not less than four (4) Lucent 5ESS switches under the Lease.


                                    RIDER IV
                                                     Initials     M     (Lessor)
                                                             -----------
                                                    Initials      JP    (Lessee)
                                                            ------------

                                                                         RIDER V
                                                             TO MASTER EQUIPMENT
                                                        LEASE AGREEMENT NO. 1970
                                                         DATED December 13, 1999

                                Milestone Funding

         By their initials below and on the signature page of the Master Equipment Lease Agreement referenced in the upper right corner of this page, Lessor and Lessee agree that the Lease incorporates the following terms:

         If the purchase price of Equipment subject to the Lease is payable upon the achievement of certain milestones, the Delivery Date of such Equipment shall be the date the first such milestone payment is due, and in connection with the delivery of the Schedule on that date, Lessee shall deliver to Lessor a Milestone Acceptance Certificate in the form of Exhibit E to the Lease. On the Delivery Date, Lessee shall make an Interim Rental Payment with respect to such milestone payment for the period from the Delivery Date until the first day of the next calendar month. When each subsequent milestone is achieved, Lessee shall deliver a Milestone Acceptance Certificate and Lessor shall fund the milestone payment then due and on the date of funding Lessee shall make an Interim Rental Payment with respect to such milestone payment for the period from the date of such milestone payment until the first day of the next calendar month. The Rent Commencement Date shall not occur until the first day of the calendar month occurring after the final milestone payment is funded and Lessee shall have certified that the applicable Unit has been finally accepted. If the Rent Commencement Date does not occur on the first day of the calendar month following the funding of a milestone payment, Lessee shall make an additional Interim Rental Payment with respect to such milestone payment on such date for the period from such date until the first day of the next calendar month. If a milestone payment is not the last milestone payment for a Unit, Lessee shall not be deemed to have made the representations in clause (b)(i) of Section 14 of the Lease or Section 2 of the Schedule.


                                     RIDER V
                                                     Initials     M     (Lessor)
                                                              ----------
                                                    Initials      JP    (Lessee)
                                                              ----------

Exhibit A - Landlord Waiver
Exhibit B - Purchase Order and Invoice Assignment
Exhibit C - [Intentionally omitted]
Exhibit D - Form of Schedule
Exhibit E - Legal Opinion
Exhibit F - Milestone Acceptance Certificate
Exhibit G - Litigation

                                    EXHIBIT A

                                 LANDLORD WAIVER

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

GATX CAPITAL CORPORATION
Four Embarcadero Center, Suite 2200
San Francisco, CA  94111
Attn:  Contract Administration

                          LANDLORD'S WAIVER AND CONSENT

         THIS LANDLORD'S WAIVER AND CONSENT (this "Waiver"), dated as of _______________, 199___, is executed by and between _______________________,
________________________ ("Landlord") and GATX CAPITAL CORPORATION
("Lessor").

                                    RECITALS

         A. Landlord and e.SPIRE COMMUNICATIONS, INC. ("Tenant") are parties to a __________ ______________________________ [Lease Agreement], dated as of
_______________, 19 ___ (together with any other agreement between Landlord and Tenant relating to the Premises, as defined below, all as amended from time to time, to be referred to herein collectively as the "Lease"), pursuant to which Landlord has leased to Tenant that certain real property commonly known as ___________________________________________________________________________, and
more particularly described in Attachment 1 hereto (the "Premises").

         B. Tenant and Lessor intend to or have entered into a Master Equipment Lease Agreement dated as of December 13, 1999 (the "Credit Agreement") pursuant to which Lessor has agreed or will agree to lease to Tenant from time to time certain equipment (the "Equipment") which will be located on the Premises.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Lessor hereby agree as follows:

         1. Waiver and Consent. Landlord hereby consents to the location of the Equipment on the Premises and does irrevocably waive, disclaim and relinquish and assign to Lessor any and all rights to impose, receive, assert or enforce any lien, encumbrance, charge, security interest, ownership interest, claim or demand of any kind against or involving the Equipment, whether arising by common law, statute or consensually (under the Lease or otherwise) and whether now in existence or hereafter created, including, but not limited to, those for rent or other right of payment. This waiver, disclaimer, relinquishment and assignment shall survive the termination of the Lease. Landlord further agrees that (a) neither the Equipment nor any item thereof shall become part of, or otherwise be or become a fixture attached to, the Premises, notwithstanding the manner of the Equipment's annexation, the Equipment's adaptability to the uses and purposes for which the Premises are used, and the intentions of the party making the annexation; (b) the Equipment (or any item thereof) may be repossessed by Lessor; (c) in connection with such repossession or otherwise, Lessor, and any of its agents and employees, may enter upon the Premises for the purposes of (i) guarding and maintaining the Equipment (or any item thereof), (ii) showing the Equipment (or any item thereof) to prospective lenders, buyers, lessees and sublessees, as applicable, and any of their respective agents and employees, (iii) preparing, disassembling, dismantling, loading and/or removing the Equipment (or any item thereof), and (iv) general inspections of the Equipment pursuant to the Credit Agreement; and (d) the right of Lessor to enter the Premises and the other rights granted to Lessor in this Waiver shall not terminate until thirty (30) days after Lessor receives written notice from Landlord of the termination of the Lease. If Lessor should exercise its rights hereunder (and the failure to exercise such rights shall not be construed as a waiver thereof), Landlord agrees upon receiving prior written notice, to provide ingress and egress to effect such exercise as well as provide reasonably adequate space contiguous to the location of the Equipment to permit the exercise of such rights. Landlord further agrees that Lessor has no obligation to exercise any right granted to Lessor in this Waiver and that Lessor may elect to remove only a portion or none of the Equipment from the Premises.

         2. Costs. Lessor agrees to indemnify and hold the Landlord harmless from any out-of-pocket costs incurred by Landlord for any physical damage to the Premises caused by Lessor solely from the exercise of its rights under clause
(b) or (c) of Paragraph 1 above.

         3. Lease Defaults. Landlord further agrees to provide Lessor written notice of any default or event of default under the Lease (each a "Default Notice") simultaneously with the giving of notice of the same to Tenant or, if no such notice is required under the Lease, at least thirty (30) days prior to the date Landlord would be entitled to terminate the Lease. Each such notice shall be sent to the address of Lessor set forth below the signature of Lessor on the last page hereof or such other address as Lessor may from time to time provide to Landlord, and shall be deemed delivered (i) in the case of notice by letter, five (5) business days after deposited in the United States mail registered and return receipt requested, (ii) in the case of notice by overnight courier, two (2) business days after delivery to such courier and (iii) in the case of notice given by telex or telecommunication, when given or sent with electronic confirmation of receipt. During any time period when Tenant is in default under the Lease, Lessor shall have the option, but not the obligation, to cure any such default. Landlord shall accept such cure if it occurs within thirty (30) days after Lessor has received the relevant Default Notice as fully as if Tenant had fully performed its obligation under the Lease. Upon curing any such default, Lessor shall be subrogated to the rights of Landlord against Tenant and, as between Landlord and Tenant, such cured defaults shall no longer exist.

         4. Landlord's Representations and Warranties. Landlord hereby warrants and represents to Lessor that (a) Landlord is the lessor under the Lease; (b) there are no other agreements between the parties affecting or relating to the Premises; (c) Landlord has all requisite power and authority to execute and deliver this Waiver and no consents from any third party are required to do so;
(d) Landlord is the sole owner of the landlord's interest under the Lease and has not conveyed, transferred or assigned any part of that interest to any other person or entity; (e) no event of default (nor any event which with the passage of time would constitute an event of default) has occurred under the Lease; (f) there exists no litigation affecting title to the Premises or any adverse claim with respect to the Premises of which Landlord has received notice; (g) there is no condemnation proceeding pending with respect to any part of the Premises, nor any threat thereof, of which the Landlord has received notice; (h) the Lease is in full force and effect; and (i) the Premises are not subject to any mortgage or other security interest in favor of any person which has not executed an attornment agreement acceptable to Lessor with respect to this Waiver.

         5. Miscellaneous. This Waiver and all rights hereby granted to Lessor hereunder shall remain in effect so long as there are any obligations owing by Tenant under the Credit Agreement or any present or future agreement between Tenant and Lessor which involves the Equipment. All the terms and provisions of this Waiver shall be binding on and inure to the benefit of the respective successors and assigns of Landlord and Lessor, and Landlord covenants and agrees that any assignment, mortgage or other transfer of all or any part of its interest as the owner and/or landlord of the Premises shall provide and shall be subject and subordinate to all the terms and provisions hereof. Landlord shall provide each of Tenant and Lessor a duly executed copy of the agreement evidencing such subordination. Such agreement shall be in form and substance reasonably satisfactory to Lessor. The rights and benefits of this Waiver may be assigned or transferred by Lessor or to third parties who may become the lessor, directly or indirectly, to Tenant. Lessor shall provide subsequent written notice to Landlord and Tenant of the assignment or transfer. Headings in this Waiver are for convenience of reference only and are not part of the substance hereof. This Waiver shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Landlord and Lessor have executed this Waiver as of the date and year first written above.

                                 By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                             -----------------------------------
                                 Address:

                                 -----------------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------

                                 Attention:
                                            ------------------------------------


                                 GATX CAPITAL CORPORATION

                                 By:
                                     -------------------------------------------
                                     Name:
                                            ------------------------------------
                                     Title:
                                             -----------------------------------

                                 Address:
                                 GATX CAPITAL CORPORATION
                                 Four Embarcadero Center
                                 Suite 2200
                                 San Francisco, CA  94111
                                 Attention:  Contract Administrator

                                  ATTACHMENT 1

                          LEGAL DESCRIPTION OF PREMISES

                           [To Be Provided By Tenant]

State of                 )
                         )
County of                )

         On ____________, 19____ before me, the undersigned, personally appeared __________________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ____________________________ (Seal)



State of                                    )
                                            )
County of                                   )

         On _________________, 19 ____ before me, the undersigned, personally appeared ____________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature ____________________________ (Seal)

                                    EXHIBIT B

                      PURCHASE ORDER AND INVOICE ASSIGNMENT

                      PURCHASE ORDER AND INVOICE ASSIGNMENT

                           (LUCENT TECHNOLOGIES INC.)

         THIS PURCHASE ORDER AND INVOICE ASSIGNMENT, dated as of _________, 199___ (this "Assignment"), between E.SPIRE COMMUNICATIONS, INC. ("Assignor") and GATX CAPITAL CORPORATION ("Assignee");

                              W I T N E S S E T H :

         WHEREAS, Assignor has submitted its Purchase Orders and Invoices listed in Schedule 1 hereto (collectively, the "Purchase Orders") to LUCENT TECHNOLOGIES INC. (the "Vendor") concerning certain Units of equipment (the "Units") listed in Schedule 1 hereto to be subject to a Master Equipment Lease Agreement, dated as of ______], 1997 (the "Lease"), between Assignor and Assignee (all terms used but not otherwise defined herein shall have the meaning given to them in the Lease), which Purchase Orders and Invoices are subject to that certain General Agreement Number LNS940215JC, between Vendor and Assignor, and that certain Addendum Number One (Contract No. LNS960322CRACS) thereto (collectively, the "General Agreement"):

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Assignor does hereby sell, assign, transfer and set over unto Assignee, all of the Assignor's rights to and interests in the Purchase Orders as and to the extent that the same relates to the Units. The assignment herein shall include, without limitation, the right of Assignee to purchase the Units pursuant to the Purchase Orders and to take title to the Units, all claims for damages in respect of the Units arising as a result of any default by Vendor under the Purchase Orders, together with any and all rights of Assignor to compel performance of the terms of the Purchase Orders in respect of the Units. Assignee's rights in and to any Units shall be subject in all respects to the terms and conditions set forth in the General Agreement; provided that Assignee shall have no duty to perform Assignor's obligations under the General Agreement (which obligations shall continue to be performed by Assignor) other than the payment of invoices upon the certification of Assignor that the various milestones have been achieved. Assignor and Assignee agree that the Licensed Materials (as defined in the General Agreement) and any updates are furnished subject to the following terms and conditions:

         (a) Assignee agrees that the license to the Licensed Materials shall be deemed granted to Assignor as "licensee".

         (b) Assignee agrees that it will have no right to use the Licensed Materials; provided, however, that if Assignee shall repossess or otherwise come into lawful possession of the Units and wishes to sell, transfer, release or otherwise dispose of the Products, Vendor shall authorize the transfer of the license to the Licensed Materials to a transferee or lessee which agrees to assume and be bound by the provisions of the General Agreement with respect to the Licensed Materials; provided, however, that any such transferee shall have the financial ability to support any ongoing payment obligations to Vendor and such transferee shall not be a manufacturer of telecommunications equipment.

         (c) Assignor agrees that if it breaches the General Agreement and the license to the Licensed Materials is terminated, such termination shall constitute an Event of Default under the Lease and Schedule with respect to the Units affected by such termination. Vendor agrees that notwithstanding any such termination due to Assignor's breach, Assignee may transfer a license on the same terms to the Licensed Materials to a transferee or lessee of the Units in accordance with paragraph 1(b) above; provided, however, that if Assignor's breach is for non-payment of amounts due Vendor, the foregoing right of Assignee to transfer shall also be subject to the full payment by Assignee of all amounts due Vendor (but if Assignee does not exercise its right to transfer, it shall not be obligated to make any such payment).

         2. The exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from any of its duties or obligations to Vendor under the Purchase Orders except to the extent that such exercise by Assignee shall constitute performance of such duties and obligations.

         3. Upon satisfaction of the conditions set forth in the applicable Schedule to the Lease with respect to the Units, Assignee shall purchase such Unit by paying or causing to be paid, by wire transfer to Vendor, on such date or thereafter as permitted by Vendor, an amount equal to the applicable milestone payment for the Unit (as set forth in Section 5 of Addendum Number One), as such amount may be adjusted in accordance with the terms of the Purchase Orders and reflected on invoices prepared by Vendor to Assignee. Assignor and Vendor agree that mutually acceptable performance criteria for acceptance of the Units are set forth in Exhibit B to the General Agreement. Assignor agrees with Assignee that the final milestone payment shall only be made upon Assignor's certification to Assignee that final acceptance has occurred.

         4. Assignor agrees that it will, at any time and from time to time, upon the written request of Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Assignee may reasonably request in order that Assignee may obtain the full benefits of this Agreement and of the rights and powers herein granted.

         5. Assignor does hereby represent and warrant that the Purchase Orders are in full force and effect and that Assignor is not in default under any of them. Assignor does hereby further represent and warrant that Assignor has not assigned or pledged, and so long as this Assignment shall remain in effect, will not assign or pledge, the whole or any part of the rights hereby assigned or any of its rights with respect to the Units under the Purchase Orders to anyone other than Assignee.

         IN WITNESS WHEREOF, the parties hereto have caused this Purchase Order Assignment to be duly executed as of the day and year first above written.

e.SPIRE COMMUNICATIONS, INC.             GATX CAPITAL CORPORATION


By _________________________________     By ____________________________________
Title ______________________________     Title _________________________________

Acknowledged and Consented to this

________ day of __________________, 199 ____.

LUCENT TECHNOLOGIES INC. (Vendor)

By: ________________________________

Title: _____________________________

                                    EXHIBIT C

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                                FORM OF SCHEDULE

                              SCHEDULE NO. _______

         This Schedule No. _____ (this "Schedule"), dated __________________, 199 ______ (such date being the "Delivery Date" for this Schedule), is a part of the Master Equipment Lease Agreement, dated as of December 13, 1999, Agreement No. ___ (the "Lease"), between GATX CAPITAL CORPORATION ("Lessor") and e.SPIRE COMMUNICATIONS, INC. ("Lessee") and is incorporated therein by this reference. The terms used in this Schedule shall have the meanings given to them in the Lease unless otherwise defined herein.

         1.       Description and Cost of Units

         The Units subject to this Schedule are described in Annex A hereto. The Lessor's Cost for this Schedule is:

                                                     $________________

         2.       Acceptance; Obligations

                  Lessee confirms that on the Delivery Date hereof (i) all of the Units described in Annex A attached hereto were duly accepted by Lessee and became subject to the Lease or, if applicable, the conditions to the first milestone payment have been achieved; and (ii) Lessee became obligated to make Rental Payments to Lessor and perform certain other obligations with respect to such Units as provided in the Lease and this Schedule.

         3.       Rent

         (a) If this Schedule is subject to milestone payments, they shall be made in the following amounts:

                  First Installment:                 $________________

                  Second Installment:                $________________

                  Third Installment:                 $________________

              [ ] Milestone payments not applicable.

         (b)      Rent Factor applicable to this Schedule:  ___________%
                  (If this Schedule is subject to milestone payments, the Rent Factor is determined on the date of funding of the first milestone payment.)

                  Number of quarterly installments:         ___________

                  Rent Commencement Date:                   ___________, 199__
                  (If this Schedule is subject to milestone payments, the Rent Commencement Date will be the first day of the calendar month following the funding of the third milestone payment and Lessor is authorized to complete this Schedule by filling in such date)

                  Amount of scheduled Rental Payment:    $________________
                  (If this Schedule is subject to milestone payments, the scheduled Rental Payment is determined as of the date of the first funding of a milestone payment as to the full amount of Lessor's Cost for this Schedule)

         (c) The Lease Term for the Units subject to this Schedule is __________ quarters and commences on the Rent Commencement Date. The Lease Term for the Units subject to this Schedule shall expire on:

                            _______________, 199_____

         (d) If this Schedule is not subject to milestone payments: The Interim Rental Payment for the period from the Delivery Date of this Schedule through the Rent Commencement Date (which date shall be the first day of the next calendar month following the Delivery Date), is:

                                 $_____________.

             The Interim Rental Payment is due on the Delivery Date.

             If this Schedule is subject to milestone payments: The Interim Rental Payments will be invoiced in accordance with Rider V to the Lease.

         (e) If this Schedule is subject to milestone payments: Lessee acknowledges and agrees that if the final milestone payment is not funded within six months of the date of the initial milestone payment or, if earlier, Lessee does not accept the Unit(s) and returns them to Lessor, an Event of Loss shall be deemed to have occurred as to the Unit(s) subject to this Schedule to the extent of the amount previously funded and Lessee shall make a payment to Lessor equal to the sum of (i) all accrued and unpaid Interim Rental Payments in respect of such Unit(s); (ii) the Stipulated Loss Value of such Unit, determined as of the first Rental Payment date shown on the schedule of Stipulated Loss Values multiplied by the amount previously funded; (iii) all other sums, if any, that shall have become due and payable hereunder with respect to the Unit(s); and (iv) interest on the foregoing at the lower of the rate per annum equal to the highest implicit interest rate for any Schedule plus 2% or the highest rate then permitted by applicable law from the due dates(s) of such payment(s) to the date of payment.

         4. Conditions. Lessor's obligations under the Lease and this Schedule are subject to the prior satisfaction of the following conditions on or before the Delivery Date of this Schedule:

         (a) Lessor shall have received, in form and substance satisfactory to
Lessor:

             (i) A Landlord's Waiver and Consent of a landlord and/or mortgagee, substantially in the form of Exhibit A to the Lease.

             (ii) To the extent Lessor deems it necessary, a release or other arrangement with any other lessor or lender to the Lessee to insure that there will be no impairment of Lessor's interest in the Units subject to this or other Schedules.

             (iii) A sales tax exemption or other similar certificate from Lessee with respect to any Units included in this Schedule, but not placed in service by Lessee before the Delivery Date of this Schedule.

             (iv) Copies of invoices, purchase orders and canceled checks relating to all Units being placed under the Lease pursuant to a sale/leaseback on the Delivery Date of this Schedule and/or a Purchase Order and Invoice Assignment from Lessee to Lessor substantially in the form of Exhibit B to the Lease (or such other form as Lessor may agree to), instead of copies of canceled checks, for all Units to be purchased by Lessor directly from the vendor.

             (v) An executed copy of each manufacturer's service contract entered into by Lessee pursuant to Section 9 of the Lease.

             (a) Lessee shall have filed or recorded, to the satisfaction of Lessor, all instruments and documents, including, but not limited to, Financing Statements on Form UCC-1 and Releases and Termination Statements on Form UCC-2, then deemed necessary by Lessor to preserve and protect its rights hereunder, under the Uniform Commercial Code (including the termination of any after-acquired property clause of third parties with respect to any Unit).

             (b) Lessor shall have received all other documents and Lessee shall have performed all other acts as Lessor shall have reasonably requested to consummate the transaction contemplated by this Schedule.

             (c) Except with the prior written consent of Lessor, the aggregate of Lessor's Cost of all Units subject to this Schedule and all Schedules previously made subject to the Lease which consist of computer software, tooling, assembly jigs, other equipment manufactured specially for Lessee and/or delivery and installation costs shall not exceed 10% of the total Lessor's Cost of Equipment funded.

             (d) The Delivery Date of this Schedule shall not be later than the Commitment Termination Date.

             (e) On the Delivery Date of this Schedule no Event of Default or event, which with the passage of time or the giving of notice or both would constitute an Event of Default, shall exist.

             (f) Except with the prior written consent of Lessor which shall not be unreasonably withheld, all of the Units listed on Annex A shall consist of Eligible Equipment.

             (g) If applicable, Lessor shall have received an executed Milestone Funding Certificate in the form of Exhibit F to the Lease from Lessee with respect to each milestone funding payment.

             (h) If the aggregate of Lessor's Cost of all Units subject to this Schedule and all Schedules previously made subject to the Lease would be in excess of $15,000,000, Lessee shall have closed a sale after the date hereof of its non-redeemable equity securities having net proceeds to Lessee of not less than $100,000,000.

         5. Representations and Warranties. Lessee hereby makes the representations and warranties set forth in Section 14 of the Lease.

         6. Payments. Pursuant to Section 16(h) of the Lease, all payments shall be made to Lessor as follows:

                          GATX CAPITAL CORPORATION
                          Bank Name:    First Union National Bank
                          Bank Address: Orlando, Florida
                          Account No.   [____________]
                          ABA No.       063000021
                          Reference:    e.spire Communications, Inc.  Invoice #

         This Schedule is hereby duly executed by the parties hereto as of the date first written above.

                                      GATX CAPITAL CORPORATION

                                      By
                                         ---------------------------------------
                                      Title
                                            ------------------------------------
                                      (Lessor)

LESSEE'S ADDRESS
FOR NOTICES:                          e.SPIRE COMMUNICATIONS, INC.


--------------------------------

ATTN:                                 By
      --------------------------         ---------------------------------------
                                      Title
                                            ------------------------------------
                                      (Lessee)

Annex A - Description of Units
Annex B - Stipulated Loss Values
Annex C - Termination Values

                                     ANNEX A

                              DESCRIPTION OF UNITS

                                                     Identification or
   Description of Unit     Manufacturer or Vendor        Serial No.        Lessor's Cost     Location


                                     ANNEX B

                             STIPULATED LOSS VALUES

        Rental                                  Stipulated Loss Value
        Payment Date                            Percentage of Lessor's Cost
        ------------                            ---------------------------




        Thereafter ______________________       *

                  * If Lessee renews the Lease, the Stipulated Loss Value during any extended Term shall be an amount equal to the fair market value of the Units as at the end of the applicable initial lease term, as reasonably determined by Lessor, or in the event of disagreement between Lessor and Lessee, as determined by the independent appraiser selected under the provisions of Section 4(b) of the Lease; provided, however, that such Stipulated Loss Value shall not be less than 20% of Lessor's Cost of the Units.

                                     ANNEX C

                               TERMINATION VALUES

                                    EXHIBIT E

                     MATTERS TO BE COVERED IN LEGAL OPINION

         (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of ____________ and is qualified to do business and in good standing in the state of ____________.

         (b) Lessee has the requisite corporate power and authority to execute, deliver and perform the Lease and the Schedules. All action on the part of Lessee, its directors, and its shareholders necessary for the authorization, execution, delivery, and performance of the Lease and the Schedules has been taken. The Lease has been duly executed and delivered by an authorized officer of Lessee.

         (c) The execution, delivery and performance of the Schedules (i) do not conflict with or violate any provision of Lessee's Certificate/Articles of Incorporation or Bylaws, or applicable law and (ii) do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which Lessee is a party or by which it is bound.

         (d) The Lease constitutes and the Schedules will constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms.

         (e) To our knowledge, there are no actions, suits, proceedings or investigations pending against Lessee or its properties before any court or governmental agency (nor, to our knowledge, has Lessee received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of Lessee or any of its properties, or in any material impairment of the right or ability of Lessee to carry on its business as now conducted, or which questions the validity of the Lease and the Schedules or any action taken or to be taken by Lessee in connection there-with.

         (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Lessee is required in connection with the valid execution and delivery of the Lease and the Schedules, or the consummation of any other transactions contemplated by the Lease and the Schedules.

                                    EXHIBIT F

                        MILESTONE ACCEPTANCE CERTIFICATE

                  to Schedule No. ___ dated __________, 199___
              under Master Equipment Lease Agreement No. __________
                          dated as of December 13, 1999

To GATX CAPITAL CORPORATION:

         This Certificate relates to (describe Unit):

         Lessee hereby certifies that the following milestone with respect to the Unit(s) subject to the above-referenced Schedule has been fully achieved with respect to the Unit:

         The payment due upon achieving milestone for the Unit is $_____________________.

         This is the _________________ Installment referred to in the above-referenced Schedule.

[IF THIS CERTIFICATE RELATES TO THE FINAL MILESTONE PAYMENT WITH RESPECT TO A UNIT, ADD:

         Lessee hereby certifies with respect to the above described Unit that
(i) the Unit has been delivered to the location specified in the Schedule, inspected by, tested and accepted as of the date hereof by Lessee upon the terms and conditions of the Lease and such Schedule, (ii) the Unit is of a size, design, capacity and manufacture acceptable to Lessee and suitable for Lessee's purposes, (iii) is in good working order, repair and condition, and (iv) has been installed to Lessee's satisfaction.]

         Terms used in this Milestone Acceptance Certificate which are not otherwise defined herein shall have the meanings set forth in the above-referenced Master Equipment Lease Agreement.

                                   e.SPIRE COMMUNICATIONS, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   EXHIBIT G

                                   LITIGATION